Exhibit 99.1

5151 San Felipe

Houston, TX 77056

(713) 861-2500

For Immediate Release

Goodman Global to be Acquired by Hellman & Friedman

HOUSTON October 22, 2007 – Goodman Global, Inc. (NYSE: GGL), a leading manufacturer of residential and light commercial heating, ventilation and air-conditioning equipment, announced today that it has agreed to be acquired by affiliates of private equity firm Hellman & Friedman LLC in an all-cash transaction valued at approximately $2.65 billion. Under the terms of the agreement, Goodman stockholders will receive $25.60 in cash for each outstanding share of stock upon the closing of the transaction. Subject to satisfying customary closing conditions, the transaction is expected to be completed in the first quarter of 2008.

“I am pleased to announce this transaction,” said Charles Carroll, President and Chief Executive Officer of Goodman. “After a thorough review of the strategic options available to the Company, we have concluded that this transaction will both reward our current stockholders and position Goodman for continued profitable growth. With the support of Hellman & Friedman, we expect to further enhance our position in the residential and light commercial HVAC marketplace as the value leader with a low-cost structure.”

Philip Hammarskjold, Managing Director of Hellman & Friedman, said, “Goodman is uniquely positioned in its markets. Through best-in-class operations, the Company has demonstrated an ability to deliver both outstanding value to the dealer community and exceptional performance to its shareholders. We are looking forward to partnering with the management team and being a resource for the continued growth of the business.”

The transaction will be financed. Hellman & Friedman has obtained $1.1 billion in commitments for senior secured credit facilities from Barclays Capital, Calyon New York Branch, GE Commercial Finance, and certain vehicles managed by GSO Capital Partners LP, and $500 million in commitments for senior subordinated financing from vehicles managed by GSO Capital Partners LP and Farallon Capital Management, L.L.C.

Stockholders holding a majority of Goodman’s outstanding shares have agreed to vote in favor of the transaction.

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Goodman Global to be Acquired by Hellman & Friedman

Goldman, Sachs & Co. and J.P. Morgan Securities Inc. are acting as advisors to Goodman’s Board of Directors in connection with the transaction. O’Melveny & Myers LLP and Simpson Thacher & Bartlett LLP served as legal advisors to Goodman and Hellman & Friedman, respectively.

Further Information About the Transaction

In connection with the proposed merger, Goodman will file a proxy statement with the Securities and Exchange Commission. Investors and security holders are strongly advised to read the proxy statement when it becomes available, because it will contain important information. Investors and security holders may obtain a copy of the proxy statement (when available) and other documents filed by Goodman at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The proxy statement may also be obtained on the Goodman Global Web site at http://www.goodmanglobal.com.

Safe Harbor for Forward-Looking and Cautionary Statements

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of Goodman to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. Forward-looking statements also include statements about the following subjects: forecasts and projections of operating and financial results; changes in weather patterns and seasonal fluctuations; changes in customer demand due to the federally-mandated minimum efficiency standard; the maturation of Goodman’s new company-operated distribution centers; increased competition and technological changes and advances; increases in the cost of raw materials and components; Goodman’s relations with its independent distributors; and damage or injury caused by Goodman’s products. Goodman undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the impact of general economic conditions in the regions in which Goodman does business; general industry conditions, including competition and product, raw material and energy prices; the realization of expected tax benefits; changes in exchange rates and currency values; capital expenditure requirements; access to capital markets and the risks and uncertainties described under “Risk Factors” contained in Goodman’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Goodman Global to be Acquired by Hellman & Friedman

About Goodman

Houston-based Goodman Global, Inc. is the second-largest domestic unit manufacturer of heating, ventilation and air conditioning products for residential and light-commercial use. Goodman’s products are predominantly marketed under the Goodman®, Amana® and Quietflex® brand names, and are sold through company-operated and independent distribution networks with more than 800 distribution points throughout North America. For more information about Goodman, visit www.goodmanglobal.com.

Amana® is a trademark of Maytag Corporation and is used under license to Goodman Company, L.P. All rights reserved.

About Hellman & Friedman LLC

Hellman & Friedman LLC is a leading private equity investment firm with offices in San Francisco, New York and London. The Firm focuses on investing in superior business franchises and serving as a value-added partner to management in select industries including business services, asset management, information services, media, energy and healthcare. Since its founding in 1984, Hellman & Friedman has raised and, through its affiliated funds, managed over $16 billion of committed capital and is currently investing its sixth partnership, Hellman & Friedman Capital Partners VI L.P., with over $8 billion of committed capital. Other recent investments include: Catalina Marketing Corporation, Kronos Incorporated, Sheridan Healthcare, Inc., Gartmore Investment Management plc, IRIS Software Group Limited, LPL Holdings, Inc., DoubleClick, Inc., The Nasdaq Stock Market, and Texas Genco LLC.

Contacts:

Goodman

Richard Bajenski

(713) 263-5059

richard.bajenski@goodmanmfg.com

Sue Ellen Nutt

(713) 263-5089

sue.nutt@goodmanmfg.com

Hellman & Friedman

Steve Bruce/Pen Pendleton/Monica Everett

The Abernathy MacGregor Group

212-371-5999

sb@abmac.com

pwp@abmac.com

mce@abmac.com

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